                            THE RESTAURANT COMPANY

                                    Issuer

                              __________________

                             SERIES A AND SERIES B

                      11 1/4% SENIOR DISCOUNT NOTES DUE 2008

                              __________________

                                   INDENTURE

                              Dated as of May 18

                              __________________

                      STATE STREET BANK AND TRUST COMPANY

                                    Trustee

                              __________________

                            CROSS-REFERENCE TABLE*


Trust Indenture                                Indenture
Act Section                                    Section
---------------                                ---------
310(a)(1)..................................     7.10
   (a)(2)..................................     7.10
   (a)(3)..................................     N.A.
   (a)(4)..................................     N.A.
   (a)(5)..................................     7.10
   (i)(b)..................................     7.10
   (ii)(c).................................     N.A.
311(a).....................................     7.11
   (b).....................................     7.11
   (iii)(c)................................     N.A.
312(a).....................................     2.05
   (b).....................................    10.03
   (iv)(c).................................    10.03
313(a).....................................     7.06
   (b)(2)..................................     7.07
   (v)(c)..................................     7.06; 10.02
   (vi)(d).................................     7.06
314(a).....................................     4.03; 10.02
   (c)(1)..................................    10.04
   (c)(2)..................................    10.04
   (c)(3)..................................     N.A.
   (vii)(e)................................    10.05
   (f).....................................       NA
315(a).....................................     7.01
   (b).....................................     7.05, 10.02
   (A)(c)..................................     7.01
   (d).....................................     7.01
   (e).....................................     6.11
316(a)(last sentence)......................     2.09
   (a)(1)(A)...............................     6.05
   (a)(1)(B)...............................     6.04
   (a)(2)..................................     N.A.
   (b).....................................     6.07
   (B)(c)..................................     2.12
317(a)(1)..................................     6.08
   (a)(2)..................................     6.09
   (b).....................................     2.04
318(a).....................................    10.01
   (b).....................................     N.A.
   (c).....................................    10.01

_____________________________
N.A. means Not Applicable
* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           -----
                                  ARTICLE 1.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   DEFINITIONS...........................................       1
SECTION 1.02.   OTHER DEFINITIONS.....................................      15
SECTION 1.03.     ....................................................      16
SECTION 1.04.   RULES OF CONSTRUCTION.................................      16

                                  ARTICLE 2.

                                  THE NOTES

SECTION 2.01.   FORM AND DATING.......................................      17
SECTION 2.02.   EXECUTION AND AUTHENTICATION..........................      18
SECTION 2.03.   REGISTRAR AND PAYING AGENT............................      18
SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST...................      18
SECTION 2.05.   HOLDER LISTS..........................................      19
SECTION 2.06.   TRANSFER AND EXCHANGE.................................      19
SECTION 2.07.   REPLACEMENT NOTES.....................................      30
SECTION 2.08.   OUTSTANDING NOTES.....................................      30
SECTION 2.09.   TREASURY NOTES........................................      30
SECTION 2.10.   TEMPORARY NOTES.......................................      31
SECTION 2.11.   CANCELLATION..........................................      31
SECTION 2.12.   DEFAULTED INTEREST....................................      31

                                   ARTICLE 3.

                           REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE....................................      31
SECTION 3.02.   SELECTION OF NOTES TO BE REDEEMED.....................      31
SECTION 3.03.   NOTICE OF REDEMPTION..................................      32
SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION........................      33
SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE...........................      33
SECTION 3.06.   NOTES REDEEMED IN PART................................      33
SECTION 3.07.   OPTIONAL REDEMPTION...................................      33
SECTION 3.08.   MANDATORY REDEMPTION..................................      34
SECTION 3.09.   OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS...      34

                                   ARTICLE 4.

                                  COVENANTS

SECTION 4.01.   PAYMENT OF NOTES......................................      36

                                       -i-


                                                                           Page
                                                                           -----

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.......................      36
SECTION 4.03.   REPORTS...............................................      36
SECTION 4.04.   COMPLIANCE CERTIFICATE................................      37
SECTION 4.05.   TAXES.................................................      37
SECTION 4.06.   STAY, EXTENSION AND USURY LAWS........................      38
SECTION 4.07.   RESTRICTED PAYMENTS...................................      38
SECTION 4.08.   DIVIDEND AND OTHER PAYMENT RESTRICTION AFFECTING
                SUBSIDIARIES..........................................      40
SECTION 4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
                PREFERRED STOCK.......................................      40
SECTION 4.10.   ASSET SALES...........................................      42
SECTION 4.11.   TRANSACTIONS WITH AFFILIATES..........................      44
SECTION 4.12.   LIENS.................................................      44
SECTION 4.13.   CORPORATE EXISTENCE...................................      44
SECTION 4.14.   OFFER TO REPURCHASE UPON CHANGE OF CONTROL............      44
SECTION 4.15.   [INTENTIONALLY OMITTED]...............................      45
SECTION 4.16.   LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.........      45
SECTION 4.17.   LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF
                WHOLLY-OWNED RESTRICTED SUBSIDIARIES..................      46
SECTION 4.18.   LINE OF BUSINESS......................................      46
SECTION 4.19.   PAYMENTS FOR CONSENT..................................      46

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS..............      46
SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.....................      47

                                   ARTICLE 6.

                             DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.....................................      47
SECTION 6.02.   ACCELERATION..........................................      49
SECTION 6.03.   OTHER REMEDIES........................................      49
SECTION 6.04.   WAIVER OF PAST DEFAULTS...............................      49
SECTION 6.05.   CONTROL BY MAJORITY...................................      50
SECTION 6.06.   LIMITATION ON SUITS...................................      50
SECTION 6.07.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.........      50
SECTION 6.08.   COLLECTION SUIT BY TRUSTEE............................      50
SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM......................      51
SECTION 6.10.   PRIORITIES............................................      51
SECTION 6.11.   UNDERTAKING FOR COSTS.................................      51

                                   ARTICLE 7.

                                    TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.....................................      52

                                       -ii-


                                                                           Page
                                                                           -----

SECTION 7.02.   RIGHTS OF TRUSTEE.....................................      53
SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE..........................      53
SECTION 7.04.   TRUSTEE'S DISCLAIMER..................................      53
SECTION 7.05.   NOTICE OF DEFAULTS....................................      53
SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES............      54
SECTION 7.07.   COMPENSATION AND INDEMNITY............................      54
SECTION 7.08.   REPLACEMENT OF TRUSTEE................................      55
SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC......................      55
SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.........................      56
SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER......      56

                                  ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                DEFEASANCE............................................      56
SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE........................      56
SECTION 8.03.   COVENANT DEFEASANCE...................................      57
SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE............      57
SECTION 8.05.   DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD
                IN TRUST; OTHER MISCELLANEOUS PROVISIONS..............      58
SECTION 8.06.   REPAYMENT TO ISSUER...................................      59
SECTION 8.07.   REINSTATEMENT.........................................      59

                                   ARTICLE 9.

                      AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF NOTES...................      59
SECTION 9.02.   WITH CONSENT OF HOLDERS OF NOTES......................      60
SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT...................      61
SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.....................      61
SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES......................      61
SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.......................      62

                                  ARTICLE 10.

                                 MISCELLANEOUS

SECTION 10.01.  TRUST INDENTURE ACT CONTROLS..........................      62
SECTION 10.02.  NOTICES...............................................      62
SECTION 10.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                OF NOTES..............................................      63
SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT....      63
SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.........      63
SECTION 10.06.  RULES BY TRUSTEE AND AGENTS...........................      64
SECTION 10.07.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                EMPLOYEES AND STOCKHOLDERS............................      64
SECTION 10.08.  GOVERNING LAW.........................................      64

                                       -iii-


                                                                           Page
                                                                           -----

SECTION 10.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.........      64
SECTION 10.10.  SUCCESSORS............................................      64
SECTION 10.11.  SEVERABILITY..........................................      64
SECTION 10.12.  COUNTERPART ORIGINALS.................................      65
SECTION 10.13.  TABLE OF CONTENTS, HEADINGS, ETC......................      66

                                   EXHIBITS


Exhibit A-1    FORM OF GLOBAL NOTE
Exhibit A-2    FORM OF REGULATIONS S TEMPORARY GLOBAL NOTE
Exhibit B      FORM OF CERTIFICATE OF TRANSFER
Exhibit C      FORM OF CERTIFICATE OF EXCHANGE
Exhibit D      FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
               ACCREDITED INVESTOR

          INDENTURE dated as of May 18, 1998 between The Restaurant Company, a Delaware corporation (the "Company" or the "Issuer"), and State Street Bank and Trust Company, as trustee (the "Trustee").

          The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/4% Series A Senior Discount Notes due 2008 (the "Series A Notes") and the
11 1/4% Series B Senior Discount Notes due 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                     ARTICLE 1.

                  DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.    DEFINITIONS.

          "144A GLOBAL NOTE" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding Principal Amount at Maturity of the Notes sold in reliance on Rule 144A.

          "1997 NOTES" means the Notes issued pursuant to the 1997 Notes Indenture.

          "1997 NOTES INDENTURE" means the Indenture dated as of December 22, 1997 by and between Perkins Family Restaurants, L.P. and Perkins Finance Corp. and State Street Bank and Trust Company, as trustee.

          "ACCRETED VALUE" as of any date (the "Specified Date") means, with respect to each $1,000 Original Principal Amount at Maturity of Notes:

         (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:


                 SEMI-ANNUAL                                ACCRETED
                 ACCRUAL DATE                                 VALUE
                 -------------                              ---------
                 Issue Date                                  $579.07
                 November 15, 1998                            611.10
                 May 15, 1999                                 645.47
                 November 15, 1999                            681.78
                 May 15, 2000                                 720.13
                 November 15, 2000                            760.64
                 May 15, 2001                                 803.43
                 November 15, 2001                            848.62
                 May 15, 2002                                 896.35
                 November 15, 2002                            946.77
                 May 15, 2003                              $1,000.00

        (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is 180; and

       (iii) if the Specified Date is after May 15, 2003 and all accrued but unpaid interest has been paid pursuant to the provisions of Section 3.08, $579.07;

PROVIDED, HOWEVER, that if the Company makes the Cash Interest Election, the Accreted Value shall be, and remain through the Stated Maturity of the Notes, the Accreted Value as of the Semi-Annual Accrual Date on which the Cash Interest Election is made; PROVIDED, FURTHER, HOWEVER, that if the redemption payment required by Section 3.08 is made, the Accreted Value shall be as set forth in clause (iii) above.

          "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BOARD OF DIRECTORS" means (i) with respect to any Person that is a corporation, the board of directors of such Person or any authorized committee of such board of directors, and (ii) with respect to any Person that is a partnership or a limited liability company, the board of directors of the general partner (or similar Person) of such Person or any authorized committee of such board of directors.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL INTERESTS" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Existing Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation and, in each case, maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

          "CASH INTEREST ELECTION" means the election by the Company to begin accruing cash interest on the Notes on any Semi-Annual Accrual Date prior to May 15, 2003, which election shall be given by means of an Officers' Certificate delivered to the Trustee (with notice to the Holders) on or prior to such Semi-Annual Accrual Date.

          "CEDEL" means Cedel Bank, S.A.

          "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the "beneficial owner" (as such term is defined in Rule l3d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of Capital Interests of the Company entitling the owners thereof to 45% or more of the income or profits of the Company or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY" or "ISSUER" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for federal, state, local and foreign income taxes payable by such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus (iii) consolidated interest expense, net of interest income, of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), minority interests in the earnings of PFR prior to December 22, 1997 and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) noncash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person. In addition, if Consolidated Cash Flow is being calculated for purposes of calculating the Issuer Coverage Ratio for all purposes of this Indenture, the provision, for taxes based on income or profits of, and the depreciation and amortization of, a Subsidiary of a Person shall be added to Consolidation Net Income to compute Consolidated Cash Flow only if a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Subsidiary without prior approval, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations applicable to that Subsidiary or its equityholders.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded to the extent not distributed to the Company or one of its Restricted Subsidiaries. In calculating Consolidated Net Income for purposes of calculating Consolidated Cash Flow for purposes of calculating the Issuer Coverage Ratio for all purposes of this Indenture, the net income of a Restricted Subsidiary shall be excluded to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that net income is not at the time permitted, directly or indirectly, by reason of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its equityholders.

          "CONSOLIDATED NET WORTH" means, (a) with respect to a partnership as of any date, the capital accounts attributable to all common and preferred partnership interests (other than Disqualified Interests) of such partnership as of such date, determined on a consolidated basis in accordance with GAAP, and (b) with respect to any other Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, less (x) all write-ups (other than write-ups resulting from foreign currency transactions and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determination in accordance with GAAP.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (iii) was nominated or ratified for election to such Board of Directors by a Permitted Holder.

          "CONTROL" has the meaning set forth in the definition of "Affiliate."

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

          "CREDIT FACILITIES" means, with respect to the Company and the Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Existing Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "DISQUALIFIED INTEREST" means any Capital Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Interests that would constitute Disqualified Interests solely because the holders thereof have the right to require the Company to repurchase such Capital Interests upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Interests if the terms of such Capital Interests provide that the Company may not repurchase or redeem any such Capital Interests pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.07 of this Indenture.

          "EQUITY INTERESTS" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

          "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

          "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

          "EXISTING CREDIT FACILITY" means the Credit Agreement dated as of December 22, 1997 among PFR, BankBoston, N.A., as agent, and the lenders party thereto and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

          "EXISTING INDEBTEDNESS" means (i) Indebtedness under the 1997 Notes in aggregate principal amount not to exceed $150.0 million (and any guarantees thereof) and (ii) up to $15.0 million in aggregate principal amount of Indebtedness of the Company (other than Indebtedness under the Existing Credit Facility) in existence on the date of this Indenture.

          "FIXED CHARGES" means, with respect to any person for any period, (a) the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (x) all dividend payments, whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, LESS (b) the consolidated interest income of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and in accordance with GAAP.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

          "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii), 2.06(d)(iii) or 2.06(f) hereof.

          "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "GOVERNMENT SECURITIES" MEANS direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "HOLDER" means a Person in whose name a Note is registered.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act who are not also QIBs.

          "INTEREST PAYMENT DATE" means each May 15 and November 15, commencing on the earlier of November 15, 2003 or the next succeeding Semi-Annual Accrual Date with respect to which the Cash Interest Election is made.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 of this Indenture.

          "ISSUER COVERAGE RATIO" means, with respect to the Issuer for any period, the ratio of Consolidated Cash Flow of the Issuer for such period to Issuer Fixed Charges for such period. In the event the Issuer incurs, assumes, Guarantees or redeems any of its Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Issuer Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Issuer Coverage Ratio is made (the "ICR Calculation Date"), then the Issuer Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuer or any of its Restricted Subsidiaries, including mergers and consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the ICR Calculation Date shall be deemed to have occurred on the first day of the four quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the ICR Calculation Date, shall be excluded and (iii) the Issuer Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the ICR Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Issuer Fixed Charges will not be obligations of the Issuer following the ICR Calculation Date.

          "ISSUER FIXED CHARGES" means, with respect to the Issuer for any period, (a) the sum, without duplication, of (i) the unconsolidated interest expense of the Issuer for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the interest of the Issuer (on an unconsolidated basis) that was capitalized during such period, (iii) any interest expense on Indebtedness (other than Indebtedness under a Credit Facility) of another Person that is Guaranteed by the Issuer or secured by a Lien on assets of the Issuer (whether or not such Guarantee is called upon) and (iv) the product of
(a) all dividend payments, whether or not in cash, on any series of preferred equity of the Issuer times (b) a fraction, the numerator of which is one and the denominator of which is one minus the combined federal, state and local statutory tax rate of the Issuer, expressed as a decimal LESS (b) the unconsolidated interest income of the Issuer, in each case calculated in accordance with GAAP.

          "JACK ASTOR VEHICLE" means J.A. Joint Venture, LLC, a Delaware limited liability company engaged solely in the business of creating, owning, developing and operating Jack Astor's Bar and Grill restaurants.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Hartford, Connecticut or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "NET INCOME" means, with respect to any Person, for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred equity interests, excluding, however, to the extent included in calculating such Net Income:
(i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company of any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "NON-U.S. PERSON" means a Person who is not a U.S. Person.

          "NOTES" has the meaning assigned to it in the preamble to this Indenture.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING" means the offering of the Notes by the Issuer.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 10.04 and 10.05 hereof.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
10.04 and 10.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Company or the Trustee.

          "ORIGINAL PRINCIPAL AMOUNT AT MATURITY" means $31,100,000 in the aggregate with respect to all of the Notes and, with respect to any Note, means the Original Principal Amount at Maturity set forth on such Note.

          "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

          "PERMITTED BUSINESS" means the business of owning, operating and franchising restaurants and other businesses that are ancillary or related thereto.

          "PERMITTED HOLDER" means (i) each of Donald N. Smith and The Equitable Life Assurance Society of the United States and (ii) any Affiliate of either Donald N. Smith and/or The Equitable Life Assurance Society of the United States.

          "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company (other than an Investment in the Jack Astor Vehicle if it is subsequently to be declared an Unrestricted Subsidiary); (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company and that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 of this Indenture; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Interests) of the Company; (f) additional Investments in the Jack Astor Vehicle, either by way of capital contribution or loan to, or Guarantee of Indebtedness of, the Jack Astor Vehicle; PROVIDED that the aggregate amount of such capital contributions and loans, together with the aggregate principal amount of any such Indebtedness that is so Guaranteed, does not exceed $10.0 million at any time outstanding (with each such Investment being measured as of the date it was made and without giving effect to subsequent changes in value);
(g) any Investments in promissory notes acquired in a Permitted Non-Cash Transaction, provided that not more than $5.0 million in aggregate principal amount of such promissory notes remains outstanding after giving effect to such Investment (excluding any such promissory notes outstanding on the date of this Indenture); and (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) since the date of the Indenture, not to exceed $2.0 million.

          "PERMITTED LIENS" means (i) Liens securing Indebtedness under Credit Facilities that were permitted by the terms of the Indenture to be incurred;
(ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of Section 4.09 of this Indenture covering only the assets acquired with the proceeds of such Indebtedness; (vi) Liens to secure additional Capital Lease Obligations that were permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 of this Indenture covering only assets acquired with the proceeds of such Indebtedness, up to an aggregate of $15.0 million in principal amount at any one time outstanding; and (vii) Liens existing on the date of the Indenture.

          "PERMITTED NON-CASH TRANSACTION" means (i) any sale, lease or other disposition of restaurants and related equipment for consideration consisting of cash and/or promissory notes of the acquiror of such assets, provided that not more than $5.0 million in aggregate principal amount of such promissory notes remains outstanding after giving effect to such transaction (excluding any such promissory notes outstanding on the date of the Indenture) and (ii) any sale, lease or other disposition of assets that are no longer used by the Company or any of its Restricted Subsidiaries in a Permitted Business.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, then the Permitted Refinancing Indebtedness must have a final maturity date later than the final maturity date of, and be subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "PFR" means Perkins Family Restaurants, L.P.

          "PRINCIPAL AMOUNT AT MATURITY" means, with respect to each $1,000 Original Principal Amount at Maturity of the Notes, (i) if no Cash Interest Election has been made, $1,000, (ii) if the Cash Interest Election has been made, the Accreted Value of such Notes on the Semi-Annual Accrual Date with respect to which the Cash Interest Election was made or (iii) after giving effect to the redemption contemplated by the Section 3.08, $579.07.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "PRO RATA SHARE" means, with respect to any Indebtedness of the Company not subordinated in right of payment to the Notes, on any date of determination, a fraction, the numerator of which is the principal amount or accreted value, as the case may be, of such Indebtedness and the denominator of which is the aggregate accreted value and principal amount, as applicable, of all Indebtedness of the Company not subordinated in right of payment to the Notes (including the Accreted Value of the Notes on such date of determination).

          "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of May 18, 1998, by and among the Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "REGULATION S" means Regulation S promulgated under the Securities
Act.

          "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding Principal Amount at Maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding Principal Amount at Maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

          "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

          "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

          "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

          "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

          "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "RULE 144" means Rule 144 promulgated under the Securities Act.

          "RULE 144A" means Rule 144A promulgated under the Securities Act.

          "RULE 903" means Rule 903 promulgated under the Securities Act.

          "RULE 904" means Rule 904 promulgated under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries, except that clauses (a)-(d) shall not be applicable to the Jack Astor Vehicle. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the provisions of Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of Section 4.09 hereof, the Company shall be in default of Section 4.09 hereof). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the provisions of Section 4.09 of this Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "VOTING STOCK" of any Person as of any date means the Capital Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02.    OTHER DEFINITIONS.


                                                            DEFINED IN
   TERM                                                       SECTION
   -----                                                    -----------
"Affiliate Transaction"...................................     4.11
"Asset Sale"..............................................     4.10
"Asset Sale Offer"........................................     3.09
"Authentication Order"....................................     2.02
"Change of Control Offer".................................     4.14
"Change of Control Payment"...............................     4.14
"Change of Control Payment Date"..........................     4.14
"Covenant Defeasance".....................................     8.03
"Event of Default"........................................     6.01
"Excess Proceeds".........................................     4.10
"Incur"...................................................     4.09
"Legal Defeasance"........................................     8.02
"Offer Amount"............................................     3.09
"Offer Period"............................................     3.09
"Paying Agent"............................................     2.03
"Permitted Debt"..........................................     4.09
"Purchase Date"...........................................     3.09

                                       -15-

                                                            DEFINED IN
   TERM                                                       SECTION
   -----                                                    -----------

"Registrar".............................................       2.03
"Restricted Payments"...................................       4.07


SECTION 1.03.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Issuer and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.    RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE 2.

                                   THE NOTES


SECTION 2.01.    FORM AND DATING.

          (a) GENERAL. The Notes shall be substantially in the form of Exhibit A-1 or A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be originally issued in denominations of $1,000 Original Principal Amount at Maturity and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Notes from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate Principal Amount at Maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate Principal Amount at Maturity of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Issuer. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate Principal Amount at Maturity of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) EUROCLEAR AND CEDEL PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Condition of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel.

SECTION 2.02.    EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Notes for the Issuer by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Issuer signed by an Officer of the Issuer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate Original Principal Amount at Maturity stated in paragraph 4 of the Notes. The aggregate Original Principal Amount at Maturity of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

SECTION 2.03.    REGISTRAR AND PAYING AGENT.

          The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Accreted Value, principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The

Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.    HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section 312(a).

SECTION 2.06.    TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary or
(ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person (ii) or for the account or benefit of a U.S. Person

     (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

         (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required Pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the Principal Amount at Maturity of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

        (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof, and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

         (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate Principal Amount at Maturity equal to the aggregate Principal Amount at Maturity of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)  TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
NOTES.

          (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation;

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof.

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate Principal Amount at Maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate Principal Amount at Maturity. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
     Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

         (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate Principal Amount at Maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate Principal Amount at Maturity. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such

     Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

          (d)  TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
INTERESTS.

          (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) it the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (13) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate Principal Amount at Maturity of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (c) above, the Regulation S Global Note.

         (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global

     Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (1)(c) thereof; or

                    (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate Principal Amount at Maturity of the Unrestricted Global Note.

        (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable. Unrestricted Definitive Note and increase or cause to be increased the aggregate Principal Amount at Maturity of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate Principal Amount at Maturity equal to the Principal Amount at Maturity of Definitive Notes so transferred.

          (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
          (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery there of in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate Principal Amount at Maturity equal to the Principal Amount at Maturity of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and
(ii) Definitive Notes in an aggregate Principal Amount at Maturity equal to the Principal Amount at Maturity of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate Principal Amount at Maturity of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate Principal Amount at Maturity.

          (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  PRIVATE PLACEMENT LEGEND.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED IN RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY

          EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR
          (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii),
          (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section
          2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

         (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

          "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

        (iii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
          NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S

          TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the Principal Amount at Maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer's order or at the Registrar's request.

         (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

        (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of Accreted Value or principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

        (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

       (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.    REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for their expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.    OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the Principal Amount at Maturity of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.    TREASURY NOTES.

          In determining whether the Holders of the required Principal Amount at Maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.    TEMPORARY NOTES.

          Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.    CANCELLATION.

          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.    DEFAULTED INTEREST.

          If the Issuer defaults in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                  ARTICLE 3.

                           REDEMPTION AND PREPAYMENT


SECTION 3.01.    NOTICES TO TRUSTEE.

          If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the Principal Amount at Maturity of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.    SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed pursuant to an optional redemption or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the Principal Amount at Maturity thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 Principal Amount at Maturity or whole multiples of $1,000 Principal Amount at Maturity; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 Principal Amount at Maturity, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.    NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the Principal Amount at Maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in Principal Amount at Maturity equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, Accreted Value on the Notes called for redemption ceases to accrete, and interest on Notes called for redemption ceases to accrue, on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; PROVIDED, HOWEVER, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.    DEPOSIT OF REDEMPTION PRICE.

          One Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, Accreted Value on the Notes called for redemption ceases to accrete, and interest shall cease to accrue, on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, Accreted Value shall continue to accrete as provided in this Indenture or interest shall be paid on the unpaid principal, as the case may be, from the redemption date until such Accreted Value or principal, as the case may be, is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

SECTION 3.06.    NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer, a new Note equal in Principal Amount at Maturity to the unredeemed portion of the Note surrendered.

SECTION 3.07.    OPTIONAL REDEMPTION.

          (a) The Issuer shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to May 15, 2003. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more or 60 days' notice, at the redemption prices (expressed as percentages of Principal Amount at Maturity) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

          YEAR                                               PERCENTAGE
          ----                                               ----------
          2003                                               105.625%
          2004                                               103.750%
          2005                                               101.875%
          2006 and thereafter                                100.000%

          (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.    MANDATORY REDEMPTION.

          (a) On May 15, 2003, the Company will be required to pay all accrued and unpaid interest on the Notes by redeeming an amount per Note equal to the Accreted Value of such Note on May 15, 2003, LESS the original issue price with respect to such Note ($597.07 per $1,000 Original Principal Amount at Maturity) at a redemption price equal to 105.625% of the amount so redeemed; and the Principal Amount at Maturity of such Note shall thereafter be reduced by the amount of such payment.

          (b) The redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.09.    OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrete Accreted Value and accrue interest;

          (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete Accreted Value and accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Principal Amount at Maturity of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate Accreted Value on the Purchase Date of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000 Principal Amount at Maturity, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in Principal Amount at Maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a Principal Amount at Maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof

                                  ARTICLE 4.

                                   COVENANTS


SECTION 4.01.    PAYMENT OF NOTES.

          The Issuer shall pay or cause to be paid the Accreted Value, principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Accreted Value, principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all Accreted Value, principal, premium, if any, and interest then due. The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue Accreted Value, principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY.

          The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

SECTION 4.03.    REPORTS.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be re-quired to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuer shall at all times comply with TIA
Section 314(a).

          (b) For so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.    COMPLIANCE CERTIFICATE.

          (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05.    TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.    STAY, EXTENSION AND USURY LAWS.

          The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.    RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Interests) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) at the time of such Restricted Payment and after giving pro form effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, (x) in the case of a Restricted Payment identified in clauses (i), (ii) or (iii) above, the Issuer would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test and the Issuer Coverage Ratio test set forth in the first paragraph of Section
     4.09 of this Indenture and (y) in the case of a Restricted Payment identified in clause (iv) above, a Restricted Subsidiary would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09 of this Indenture; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii) and (ix) of the second succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture (the "Measurement Date") to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the Measurement Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Interests) or from the issue or sale of Disqualified Interests or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
     (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the aggregate amount of such Restricted Investment that was treated as a Restricted Payment when made.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company or of Equity Interests of a Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Interests); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Subsidiary of the Company to the holders of its common Equity Interests on a PRO RATA basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) the declaration of the Jack Astor Vehicle as an Unrestricted Subsidiary on the date that it becomes a Subsidiary of the Company; PROVIDED that it otherwise meets the qualifications of an Unrestricted Subsidiary;
(vii) transfers of cash proceeds from the sale of the Notes not to exceed, in the aggregate, $17.0 million, to finance the purchase of the Company's Equity Interests, as set forth in the Offering Memorandum under the caption "Use of Proceeds"; (viii) so long as no Default or Event of Default shall have occurred or be continuing immediately after such transaction, the repurchase of equity Interests of the Issuer from its equityholders as of the Issue Date (or their respective Affiliates) in an aggregate amount not to exceed $20.0 million if, after giving effect to such transaction, the Issuer would be able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test and the Issuer Coverage Ratio test set forth in the first paragraph of
Section 4.09 of this Indenture; (ix) any payment to the Company or any Restricted Subsidiary; and (x) additional Restricted Payments not to exceed $5.0 million after the date of the Indenture.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08.    DIVIDEND AND OTHER PAYMENT RESTRICTION AFFECTING
                 SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Interests or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reasons of (i) this Indenture and the Notes, (ii) applicable law, (iii) any instrument governing Indebtedness or Capital Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (vi) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (vii) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced,
(viii) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness, (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (x) the 1997 Notes Indenture and the 1997 Notes as in effect on the date of this Indenture, and (xi) the Existing Credit Facility or one or more other Credit Facilities; PROVIDED that such encumbrances and restrictions are not materially more restrictive than those contained in the Existing Credit Facility as in effect on the date of this Indenture.

SECTION 4.09.    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
                 STOCK.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Interests and shall not permit any of its Restricted Subsidiaries to issue preferred Equity Interests (including Disqualified Interests); PROVIDED, HOWEVER, that (a) the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Interests if each of the Fixed Charge Coverage Ratio and the Issuer Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Equity Interests are issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Equity Interests had been issued, as the case may be, at the beginning of such four-quarter period; and (b) any of the Issuer's Restricted Subsidiaries may incur Indebtedness (including any Acquired Debt) or issue preferred Equity Interests (including Disqualified Equity Interests) if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Equity Interests are issued would have been at least 2 to 1, determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Equity Interests had been issued, as the case may be, at the beginning of such four quarter period.

          The Company shall not incur any Indebtedness that is contractually subordinated to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be contractually subordinated to any other Indebtedness of the Company solely by virtue of being unsecured.

          The foregoing provisions shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and its Subsidiaries of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) under Credit Facilities; PROVIDED that the aggregate principal amount of all revolving credit Indebtedness and letters of credit outstanding under Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $50.0 million;

         (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

        (iii) the incurrence by the Company of Indebtedness represented by the Notes;

         (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount (together with any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv)) not to exceed $5.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), does not exceed $10 million;

         (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness incurred pursuant to clauses (ii) or (iii) above or this clause (vi) or any In-debtedness that was permitted by the Indenture to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 4.09;

        (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly-Owned Restricted Subsidiaries; PROVIDED, HOWEVER, that
     (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and
     (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly-Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

       (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

         (ix) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

          (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x);

         (xi) Indebtedness consisting of Permitted Investments of the kind described in clause (f) of the definition of "Permitted Investments"; and

        (xii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $5.0 million.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Interests in the form of additional shares of the same class of Disqualified Interests shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

SECTION 4.10.    ASSET SALES

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to: (i) sell, lease, convey or otherwise dispose of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory and leases (or subleases) of restaurant facilities and related equipment to franchisees, in each case, in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries shall be governed by the provisions of Sections 4.14 and 5.01 hereof), or (ii) issue or sell Equity Interests of any of its Subsidiaries, in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions,
(a) that have a fair market value in excess of $1 million or (b) for net proceeds in excess of $1 million (each of the foregoing, an "Asset Sale"), unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (y) except in the case of a Permitted Non-Cash Transaction, at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and PROVIDED, FURTHER, that if cash consideration from any such Asset Sale is received by a Restricted Subsidiary which is unable to transfer such cash consideration to the Company (by means of a dividend, distribution or otherwise) by reason of any legal or contractual restriction affecting such Restricted Subsidiary, such cash consideration shall be deemed to constitute Net Proceeds only to the extent such Restricted Subsidiary is permitted from time to time to transfer such cash consideration to the Company. A transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, and an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, shall not be deemed to be an Asset Sale. Any Restricted Payment that is permitted by Section
4.07 hereof, will not be deemed to be an Asset Sale.

          Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds (a) to permanently repay Indebtedness (and to correspondingly reduce commitments with respect thereto) of (x) any Restricted Subsidiary or (y) the Company (if such Indebtedness of the Company is not subordinated in right of payment to the Notes); PROVIDED that the amount of Net Proceeds utilized to repay any such Indebtedness of the Company shall not exceed such Indebtedness's Pro Rata Share of such Net Proceeds, or (b) to the acquisition of a majority of the assets of, or a majority of the voting Capital Interests of, another Permitted Business, the making of a capital expenditure or the acquisition of other tangible long-term assets, in each case, that are used or useful in a Permitted Business of the Company or a Restricted Subsidiary. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." Within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Issuer shall commence a PRO RATA Asset Sale Offer pursuant to
Section 3.09 hereof to purchase the maximum Accreted Value of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date fixed for the closing of such offer plus accrued and unpaid interest and Liquidated Damages thereon, if any. To the extent that the aggregate Accreted Value of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for any purpose not otherwise prohibited by the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be deemed to be reset at zero.

SECTION 4.11.    TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee
(i) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has either been approved by a majority of the disinterested members of the Board of Directors or has been approved in an opinion issued by an accounting, appraisal or investment banking firm of national standing as being fair to the Holders from a financial point of view and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; PROVIDED, HOWEVER, that (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any agreement in effect on the date of this Indenture or any amendment thereto or transaction contemplated thereby (and any replacement or amendment of any such agreement so long as any such amendment or replacement thereof is not materially less favorable to the Holders than the original agreement in effect on the date of this Indenture), and (v) transactions permitted under Section 4.07 hereof shall not be deemed Affiliate Transactions.

SECTION 4.12.    LIENS.

          The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired by it, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.    CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.14.    OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, the Issuer or a third party shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (such that any Note not tendered for purchase shall be in a denomination equal to $1,000 Principal Amount at Maturity or an integral multiple thereof) of each Holder's Notes at a purchase price each equal to 101% of the Accreted Value thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuer shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30, nor later than 60 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrete Accreted Value and to accrue interest; (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete Accreted Value and to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes Purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Principal Amount at Maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in Principal Amount at Maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in Principal Amount at Maturity or an integral multiple thereof. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

          (b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate Principal Amount at Maturity of Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in Principal Amount at Maturity to any unpurchased portion of the Notes surrendered by such Holder, if any; PROVIDED, that each such new Note shall be in a Principal Amount at Maturity of $1,000 or an integral multiple thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.15.    [INTENTIONALLY OMITTED]

SECTION 4.16.    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company and any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (b) in the case of a sale and leaseback transaction by the Company, incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof,
(ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Com-pany or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.17. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY-OWNED RESTRICTED SUBSIDIARIES.

          The Company (i) shall not, and shall not permit any Wholly-Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Interests of any Wholly-Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Interests of such Wholly-Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) will not permit any Wholly-Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Interests constituting directors' qualifying shares) to any Person other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company.

SECTION 4.18.    LINE OF BUSINESS.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.19.    PAYMENTS FOR CONSENT.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE 5.

                                  SUCCESSORS


SECTION 5.01.    MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture under the Notes and this Indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the

Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test and the Issuer Coverage Ratio Test set forth in the first paragraph of Section 4.09 hereof. The foregoing will not prohibit the Company or any Restricted Subsidiary from consolidating or merging with or into the Company or any other Restricted Subsidiary.

SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the Accreted Value or principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                  ARTICLE 6.

                             DEFAULTS AND REMEDIES


SECTION 6.01.    EVENTS OF DEFAULT.

          An "Event of Default" occurs if:

          (a) the Issuer defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days;

          (b) the Issuer defaults in the payment when due of Accreted Value or principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

          (c) the Company or any of its Subsidiaries fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.14 or 5.01 hereof;

          (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes then outstanding voting as a single class;

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay accreted value or principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there had been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or a group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $5 million;

          (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

              (i)   commences a voluntary case,

             (ii) consents to the entry of an order for relief against it in an involuntary case,

            (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

             (iv) makes a general assignment for the benefit of its creditors, or

              (v)   generally is not paying its debts as they become due; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

             (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

            (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.    ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes may declare the Accreted Value of all the Notes, together with accrued and unpaid interest, if any, thereon and Liquidated Damages, if any, thereof to be due and payable immediately. Upon any such declaration, such amounts shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the Accreted Value of all the Notes, together with accrued and unpaid interest, if any, thereon and Liquidated Damages, if any, thereon shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate Principal Amount at Maturity of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of Accreted Value, principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs by reason of any willful action (or inaction) taken ( or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs on or before May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to May 15, 2003, then the premium payable for purposes of this paragraph for the period beginning on the date hereof and ending on May 15, 2003 shall be 105.625% of the Accreted Value of Notes that would otherwise by due but for the provisions of this paragraph, plus accrued interest and Liquidated Damages, if any, to the date of payment.

SECTION 6.03.    OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Accreted Value, principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.    WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate Principal Amount at Maturity of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the Accreted Value, principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate Principal Amount at Maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    CONTROL BY MAJORITY.

          Holders of a majority in Principal Amount at Maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.    LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in Principal Amount at Maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Accreted Value, principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of Accreted Value, principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue Accreted Value, principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be denied to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders of Notes for amounts due and unpaid on the Notes for Accreted Value, principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value, principal, premium and Liquidated Damages, if any and interest, respectively; and

          THIRD: to the Issuer or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.    UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in Principal Amount at Maturity of the then outstanding Notes.

                                  ARTICLE 7.

                                    TRUSTEE


SECTION 7.01.    DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) and Section 7.02 of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.    RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.    TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.    NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of Accreted Value, principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its

Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.    REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.    COMPENSATION AND INDEMNITY.

          The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.    REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in Principal Amount at Maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in Principal Amount at Maturity of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 10% in Principal Amount at Maturity of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310 (a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE 8.

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 8.01.    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.    LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuer's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in correction therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof

SECTION 8.03.    COVENANT DEFEASANCE.

          Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 5.01
hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section
8.03 hereof, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (b) in the case of an election under Section 8.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

          (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

          (h) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.    REPAYMENT TO ISSUER.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.07.    REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 9.

                       AMENDMENT, SUPPLEMENT AND WAIVER


SECTION 9.01.    WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c) to provide for the assumption of the Issuer's obligations to the Holders of the Notes by a successor to the Issuer pursuant to Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.    WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.14 hereof), and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount at Maturity of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the Accreted Value, principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in Principal Amount at Maturity of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

          Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate Principal Amount at Maturity of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the Principal Amount at Maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of Accreted Value, principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate Principal Amount at Maturity of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration;

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

          (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or 4.14 hereof);

          (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

          (i) modify the definition of Accreted Value, Original Principal Amount at Maturity or Principal Amount at Maturity in any manner adverse to the Holders.

SECTION 9.03.    COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.    REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.    NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section
7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                  ARTICLE 10.

                                 MISCELLANEOUS


SECTION 10.01.   TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02.   NOTICES.

          Any notice or communication by the Issuer or the Trustee to the others is du]y given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

          If to the Issuer:

          c/o The Restaurant Company
          6075 Poplar Ave. Suite 800
          Memphis, Tennessee  38119-4709
          Telecopier No.:  (901) 766-6482
          Attention:  Steven R. McClellan, Donald F. Wiseman

          With a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, IL  60603
          Telecopier No.:  (312) 706-7711
          Attention:  James T. Lidbury

          If to the Trustee:

          State Street Bank and Trust Company
          Goodwin Square
          225 Asylum Street
          Hartford, CT  06103
          Telecopier No.:  (860) 244-1897
          Attention:  Steven Cimalore

          The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03.   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
                 NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06.   RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No past, present or future director, officer, partner, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.08.   GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.09.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.
Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10.   SUCCESSORS.

          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11.   SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12.   COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 10.13.   TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                  SIGNATURES


Dated as of May 18, 1998

                              THE RESTAURANT COMPANY


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:
Attest:


---------------------------


                              STATE STREET BANK AND TRUST COMPANY


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:
Attest:


----------------------------

                                  EXHIBIT A-1
                                (Face of Note)

                            THE RESTAURANT COMPANY

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 OF ORIGINAL PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $579.07 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $420.93. THE ISSUE DATE OF THIS NOTE IS MAY 18, 1998 AND THE YIELD TO MATURITY IS 11 1/4%.

                 11 1/4% Series A Senior Discount Notes due 2008

No. ______
CUSIP NO. ______            $[         ] Original Principal Amount at Maturity


          THE RESTAURANT COMPANY, a Delaware corporation (the "Company" or the
"Issuer"), promises to pay to [           ] or registered assigns upon
surrender hereof the principal sum of [               ] Dollars or, if less,
the Accreted Value of this Note, on May 15, 2008.

          Interest Payment Dates: May 15 and November 15, commencing on the earlier of November 15, 2003 or the Interest Payment Date next succeeding the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made, and at stated maturity.

                              THE RESTAURANT COMPANY


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

This is one of the Global Notes
referred to in the within-mentioned
Indenture:

STATE STREET BANK AND TRUST COMPANY,
AS TRUSTEE


By:
   -----------------------------

Date:
     ---------------------------

                                    A-1-1

                                (Back of Note)

                 11 1/4% Series A Senior Discount Notes due 2008

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED IN RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
(d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Cash interest on the Notes will not accrue on the Notes until May 15, 2003; PROVIDED that if the Company exercises the Cash Interest Election, cash interest will accrue on the Notes from the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made. Cash interest on the Notes will accrue at a rate of 11 1/4% PER ANNUM from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including


                                    A-1-2
the earlier of May 15, 2003 or the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made, through but excluding the date on which interest is paid or duly provided for. Interest shall be payable in arrears on each May 15 and November 15 and at stated maturity, commencing on the earlier of November 15, 2003 or the Interest Payment Date immediately following the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made (or if any such Interest Payment Date is not a Business Day, on the next succeeding Business Day). Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay Liquidated Damages, if any, in cash semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. Whether or not the Notes are then otherwise accruing cash interest, the Issuer shall pay cash interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue Accreted Value, principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate of interest on the Notes (whether or not cash interest is then accruing or payable). Whether or not the Notes are then otherwise accruing cash interest, the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes except defaulted interest and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to Accreted Value, principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders; and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of May 18, 1998 ("Indenture") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Issuer limited to $31,100,000 in aggregate Original Principal Amount at Maturity.

          5.   OPTIONAL REDEMPTION.

          (a) The Issuer shall not have the option to redeem the Notes prior to May 15, 2003. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Principal Amount at Maturity) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                                    A-1-3

          YEAR                                        PERCENTAGE

          2003 . . . . . . . . . . . . . . . . . . .   105.625%
          2004 . . . . . . . . . . . . . . . . . . .   103.750%
          2005 . . . . . . . . . . . . . . . . . . .   101.875%
          2006 and thereafter. . . . . . . . . . . .   100.000%

          6.   MANDATORY REDEMPTION.

          On May 15, 2003, the Company will be required to pay accrued and unpaid interest on the Notes by redeeming an amount per Note equal to the Accreted Value of such Note on May 15, 2003, LESS the original issue price with respect to such Note ($597.07 per $1,000 Original Principal Amount at Maturity) at a redemption price equal to 105.625% of the amount so redeemed; and the Principal Amount at Maturity of such Note shall thereafter be reduced by the amount of such payment.

          7.   REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Issuer shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (such that any Note not tendered for purchase shall be in a denomination equal to $1,000 Principal Amount at Maturity or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages thereon, if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Issuer shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum Accreted Value of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Accreted Value of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate Accreted Value of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 Principal Amount at Maturity may be optionally redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, Accreted Value ceases to accrete and interest ceases to accrue on Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons, originally issued in denominations of $1,000 Original Principal Amount at Maturity and integral multiples of $1,000 Original Principal Amount at Maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder,


                                    A-1-4
among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount at Maturity of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in Principal Amount at Maturity of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of Accreted Value, principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Issuer to comply with Section 4.07, 4.09, 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by the Issuer for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes;
(v) default under certain other agreements relating to Indebtedness of the Issuer which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; or (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without farther action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in Principal Amount at Maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of Accreted Value, principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate Principal Amount at Maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal or Accreted Value of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


                                    A-1-5

          13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

          14. NO RECOURSE AGAINST OTHERS. A director, officer, partner, employee, incorporator or stockholder, of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A
(= Uniform Gifts to Minors Act).

          17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 18, 1998, between the Issuer and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          The Restaurant Company
          6075 Poplar Avenue
          Suite 800
          Memphis, Tennessee  38117
          Attention:  Chief Financial Officer


                                    A-1-6

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ------------------------------------------------------
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

------------------------------------------------------------------------------


Date:___________________

                              Your Signature:
                                             ---------------------------------
                                             (Sign exactly as your name appears
                                              on the face of this Note)
Signature Guarantee.





                                    A-1-7

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          / /  Section 4.10       / /  Section 4.14

          If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the Principal Amount at Maturity you elect to have purchased: $__________

Date:  _____________                   Your Signature:________________________
                                       (Sign exactly as your name appears
                                       on the Note)


                                        Tax Identification No:________________


Signature Guarantee.







                                    A-1-8

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                     Principal Amount at
          Amount of decrease    Amount of increase   Maturity of this       Signature of
          in Principal Amount   in Principal Amount  Global Note following  authorized officer
Date of   at Maturity of this   at Maturity of this  such decrease (or      of Trustee or Note
Exchange  Global Note           Global Note          increase)              Custodian
--------  -------------------   -------------------  ---------------------  -------------------







                                    A-1-9

                                  EXHIBIT A-2
                 (Face of Regulation S Temporary Global Note)

                            THE RESTAURANT COMPANY

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 OF ORIGINAL PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $579.07 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $420.93. THE ISSUE DATE OF THIS NOTE IS MAY 18, 1998 AND THE YIELD TO MATURITY IS 11-1/4%.

                 11-1/4% Series A Senior Discount Notes due 2008

No. ______
CUSIP NO. ______             $[         ] Original Principal Amount at Maturity


          THE RESTAURANT COMPANY, a Delaware corporation (the "Company" or the
"Issuer"), promises to pay to [           ] or registered assigns upon
surrender hereof the principal sum of [               ] Dollars or, if less,
the Accreted Value of this Note, on May 15, 2008.

          Interest Payment Dates: May 15 and November 15, commencing on the earlier of November 15, 2003 or the Interest Payment Date next succeeding the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made, and at stated maturity.

                              THE RESTAURANT COMPANY


                              By:
                                 -------------------------------------------
                                 Name:
                                 Title:


                              By:
                                 -------------------------------------------
                                 Name:
                                 Title:

This is one of the Global Notes
referred to in the within-mentioned
Indenture:

STATE STREET BANK AND TRUST COMPANY,
AS TRUSTEE


By:
   -----------------------------------

Date:
     ---------------------------------


                                    A-2-1

                 (Back of Regulation S Temporary Global Note)

                11 1/4% Series A Senior Discount Notes due 2008

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATE D NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED IN RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
(d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

reset free sequence numbers
          1. INTEREST. Cash interest on the Notes will not accrue on the Notes until May 15, 2003; PROVIDED that if the Company exercises the Cash Interest Election, cash interest will accrue on the Notes from the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made. Cash interest on the Notes will accrue at a rate of 11 1/4% PER ANNUM from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the earlier of May 15, 2003 or the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made through but excluding the date on which interest is paid or duly provided for. Interest shall be payable in arrears on each May 15 and November 15 and at stated maturity, commencing on the earlier of November 15, 2003 or the Interest Payment Date immediately following the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made (or if any such Interest Payment Date is not a Business Day, on the next succeeding Business Day). Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay Liquidated Damages, if any, in cash semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. Whether or not the Notes are then otherwise accruing cash interest, the Issuer shall pay cash interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue Accreted Value, principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate of interest on the Notes (whether or not cash interest is then accruing or payable). Whether or not the Notes are then otherwise accruing cash interest, the Issuer shall pay interest (including


                                    A-2-2
post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes except defaulted interest and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to Accreted Value, principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders; and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of May 18, 1998 ("Indenture") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Issuer limited to $31,100,000 in aggregate Original Principal Amount at Maturity.

          5.   OPTIONAL REDEMPTION.

          (a) The Issuer shall not have the option to redeem the Notes prior to May 15, 2003. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Principal Amount at Maturity) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

          YEAR                                        PERCENTAGE

          2003 . . . . . . . . . . . . . . . . . . .   105.625%
          2004 . . . . . . . . . . . . . . . . . . .   103.750%
          2005 . . . . . . . . . . . . . . . . . . .   101.875%
          2006 and thereafter. . . . . . . . . . . .   100.000%


                                    A-2-3

          6.   MANDATORY REDEMPTION.

          On May 15, 2003, the Company will be required to pay accrued and unpaid interest on the Notes by redeeming an amount per Note equal to the Accreted Value of such Note on May 15, 2003, LESS the original issue price with respect to such Note ($597.07 per $1,000 Original Principal Amount at Maturity) at a redemption price equal to 105.625% of the amount so redeemed; and the Principal Amount at Maturity of such Note shall thereafter be reduced by the amount of such payment.

          7.   REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Issuer shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (such that any Note not tendered for purchase shall be in a denomination equal to $1,000 Principal Amount at Maturity or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages thereon, if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Issuer shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum Accreted Value of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Accreted Value of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate Accreted Value of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 Principal Amount at Maturity may be optionally redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, Accreted Value ceases to accrete and interest ceases to accrue on Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 Original Principal Amount at Maturity and integral multiples of $1,000 Original Principal Amount at Maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.


                                    A-2-4

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount at Maturity of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in Principal Amount at Maturity of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of Accreted Value, principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Issuer to comply with Section 4.07, 4.09, 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by the Issuer for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes;
(v) default under certain other agreements relating to Indebtedness of the Issuer which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; or (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without farther action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in Principal Amount at Maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of Accreted Value, principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate Principal Amount at Maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal or Accreted Value of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

          14. NO RECOURSE AGAINST OTHERS. A director, officer, partner, employee, incorporator or stockholder, of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or


                                    A-2-5
their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A
(= Uniform Gifts to Minors Act).

          17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 18, 1998, between the Issuer and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          The Restaurant Company
          6075 Poplar Avenue
          Suite 800
          Memphis, Tennessee  38117
          Attention:  Chief Financial Officer





                                    A-2-6

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

------------------------------------------------------------------------------


Date:___________________

                              Your Signature:_________________________________
                                         (Sign exactly as your name appears on
                                         the face of this Note)
Signature Guarantee.


                                    A-2-7

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          / /  Section 4.10        / /  Section 4.14

          If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the Principal Amount at Maturity you elect to have purchased: $__________

Date:  _____________                  Your Signature:_________________________
                                      (Sign exactly as your name appears
                                      on the Note)


                                      Tax Identification No.:_________________


Signature Guarantee.




                                    A-2-8

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

          The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                     Principal Amount at
          Amount of decrease    Amount of increase   Maturity of this       Signature of
          in Principal Amount   in Principal Amount  Global Note following  authorized officer
Date of   at Maturity of this   at Maturity of this  such decrease (or      of Trustee or Note
Exchange  Global Note           Global Note          increase)              Custodian
--------  -------------------   -------------------  ---------------------  -------------------









                                    A-2-9

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

The Restaurant Company
6075 Poplar Avenue
Suite 800
Memphis, TN  38119

State Street Bank and Trust Company
225 Asylum Street
Hartford, CT  06103

          Re:  11-1/4% SENIOR DISCOUNT NOTES DUE 2008

          Reference is hereby made to the Indenture, dated as of May 18, 1998 (the "INDENTURE"), between The Restaurant Company, as issuer (the "ISSUER"), and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ________________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the Principal Amount at Maturity of $__________ in such Note[s] or interests (the "TRANSFER"), to _____________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S.
Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation
S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

          (b) / / such Transfer is being effected to one of the Issuer or a subsidiary thereof;

                                      or

          (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

          (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and
     (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                              ---------------------------------------------
                              [Insert Name of Transferor]

                              By:
                                 ------------------------------------------
                               Name:
                               Title:


Dated:  _________________, ____

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)  / / a beneficial interest in the:

          (i)   / / 144A Global Note (CUSIP ________), or

          (ii)  / / Regulation S Global Note (CUSIP _______), or

     (b)  / / a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a)  / / a beneficial interest in the:

          (i)   / / 144A Global Note (CUSIP _______), or

          (ii)  / / Regulation S Global Note (CUSIP ________), or

          (iii) / / Unrestricted Global Note (CUSIP ________), or

     (b)    a Restricted Definitive Note; or

     (c)    an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

The Restaurant Company
6075 Poplar Avenue
Suite 800
Memphis, TN  38119

State Street Bank and Trust Company
225 Asylum Street
Hartford, CT  06103

          Re:  11 1/4% SENIOR DISCOUNT NOTES DUE 2008

                                 (CUSIP _________)

          Reference is hereby made to the Indenture, dated as of May 18, 1998 (the "INDENTURE"), between The Restaurant Company (the "ISSUER") and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          _______________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the Principal Amount at Maturity of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.
 In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
Note in an equal Principal Amount at Maturity , the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

          (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal Principal Amount at Maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] "144A Global Note," Regulation S Global Note, with an equal Principal Amount at Maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                              ---------------------------------------------
                              [Insert Name of Owner]

                              By:
                                 ------------------------------------------
                               Name:
                               Title:


Dated:  ___________________, ____

                                   EXHIBIT D

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

State Street Bank and Trust Company
225 Asylum Street
Hartford, CT 06103

          Re:  11 1/4% SENIOR DISCOUNT NOTES DUE 2008

          Reference is hereby made to the Indenture, dated as of May 18, 1998 (the "INDENTURE"), between The Restaurant Company (the "ISSUER") and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $             aggregate
Principal Amount at Maturity of:

          (a)  / / a beneficial interest in a Global Note, or

          (b)  / / a Definitive Note,

          we confirm that:

          1 . We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set fourth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other in-formation as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through the Registrar.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                              ---------------------------------------------
                              [Insert Name of Accredited Investor]

                              By:
                                 ------------------------------------------
                               Name:
                               Title:


Dated:  ____________________, ____